Exhibit 5.1

2049 Century Park East Los Angeles, CA 90067 United States +1 310 552 4200 www.kirkland.com	Facsimile: +1 310 552 5900

November 10, 2023

Ares Management Corporation
2000 Avenue of the Stars,
12th Floor
Los Angeles, CA 90067

Ladies and Gentlemen:

We have acted as counsel to (i) Ares Management Corporation, a Delaware corporation (the “Company”), (ii) Ares Finance Co. LLC, a Delaware limited liability company (“AFC”), (iii) Ares Finance Co. II LLC, a Delaware limited liability company (“AFC II”), (iv) Ares Finance Co. III LLC, a Delaware limited liability company (“AFC III”), (v) Ares Finance Co IV LLC, a Delaware limited liability company (“AFC IV”), (vi) Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings”), (vii) Ares Management LLC, a Delaware limited liability company (“Ares Management”), and (viii) Ares Investments Holdings LLC, a Delaware limited liability company (together with AFC, AFC II, AFC III, AFC IV, Ares Holdings, and Ares Management, the “Guarantors”), in connection with the Registration Statement on Form S-3ASR (File Nos. 333-270053, 333-270053-01, 333-270053-02, 333-270053-03, 333-270053-04, 333-270053-05, 333-270053-06 and 333-270053-07) (as amended, the “Registration Statement”), each which became effective upon the filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”). You have asked us to furnish our opinion as to the legality of the Company’s 6.375% Senior Notes due 2028 (the “Notes”), including the guarantees endorsed thereon (the “Guarantees”, and together with the Notes the “Securities”), which are registered under the Registration Statement and which are being sold pursuant to the Underwriting Agreement, dated November 7, 2023 (the “Underwriting Agreement”), by and among the Company, Morgan Stanley & Co. LLC, BofA Securities, Inc., SMBC Nikko Securities America, Inc and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, and the Guarantors.

The Securities are to be issued under a base indenture, dated as of November 10, 2023 (the “Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 10, 2023 (the “First Supplemental Indenture”), by and among the Company, the Guarantors, and the Trustee (together with the Base Indenture, the “Indenture”), and pursuant to resolutions adopted by the Company’s board of directors on October 3, 2023 and the board of directors of the Guarantors on November 7, 2023.

In connection therewith, we have examined originals or copies of such documents, records and other instruments as we have deemed relevant, including, without limitation: (i) the corporate and organizational documents of each of the Company and the Guarantors; (ii) minutes and records of the corporate proceedings of each of the Company and Guarantors; (iii) the Registration Statement; (iv) the preliminary prospectus supplement, dated November 7, 2023; (v) the final term sheet, dated November 7, 2023, set forth on Annex B to the Underwriting Agreement; (vi) the final prospectus supplement, dated November 7, 2023; (vii) the Underwriting Agreement; (viii) the Base Indenture; (ix) the First Supplemental Indenture, including the form of the global note representing the Notes and (x) a specimen of the global note representing the Securities to be issued and delivered pursuant to the Indenture.

Austin Bay Area Beijing Boston Brussels Chicago Dallas Hong Kong Houston London Miami Munich New York Paris Salt Lake City Shanghai Washington, D.C.

Ares Management Corporation November 10, 2023 Page 2

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Guarantors. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Guarantors.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that:

1.            The Notes have been duly authorized and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company.

2.            The Guarantees have been duly authorized and when executed and delivered by each of the Guarantors, and when the Notes have been executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of each of the Guarantors.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations, and (iv) public policy considerations which may limit the rights of parties to obtain certain remedies.

To the extent that the obligations of the Company and any Guarantor, as applicable, under the Indenture or Underwriting Agreement (collectively, the “Notes Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the trustee or underwriters party to the applicable Notes Agreement (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Notes Agreements; that each Notes Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Notes Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Notes Agreements.

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This opinion is also based upon and expressly limited in all respects to the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Revised Uniform Limited Partnership Act of the State of Delaware and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. The reference and limitation to the “Delaware General Corporation Law” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Revised Uniform Limited Partnership Act of the State of Delaware, be changed by legislative action, judicial action or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Prospectus and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP